UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2020

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INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)

12600 Deerfield Parkway, Suite 100

Alpharetta, Georgia 30004

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, the board of directors (the “Board”) of Inseego Corp. (the “Company”) approved an increase in the number of authorized directors on the Board from five to six and appointed Christopher Lytle to the Board, effective immediately, to fill the newly created directorship resulting from the increase in the number of authorized directors. Upon his appointment to the Board, Mr. Lytle became a member of the class of directors with terms expiring at the 2021 Annual Meeting of the Stockholders of the Company. Mr. Lytle is not expected to be named to any committees of the Board. There are no arrangements or understandings between Mr. Lytle and any other persons pursuant to which he was selected to serve as a director.

For his services on the Board, Mr. Lytle will receive the same compensation as other non-management directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 10, 2020. In addition, it is expected that Mr. Lytle will execute the Company’s standard form of indemnification agreement. The Company’s standard form of indemnification agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2017 and is incorporated herein by reference.

Mr. Lytle previously served as the Company’s Chief Strategy Officer and Executive Vice President of Enterprise SaaS Solutions from August 2017 to October 2018. He has also served as a consultant to the Company from June 2017 to August 2017 and again from October 2018 to September 2020. Since the beginning of the Company’s fiscal year 2019, the Company has paid Mr. Lytle $229,741 in consulting fees and expenses and issued Mr. Lytle an aggregate of 14,644 immediately vested restricted stock units.

On May 12, 2020, Elizabeth Ann Lytle, who is Mr. Lytle’s mother, entered into a privately-negotiated exchange agreement (the “Exchange Agreement”) with the Company with respect to the Company’s 5.50% Convertible Senior Notes due 2022 (the “2022 Notes”) held by her individual retirement account (IRA). Pursuant to the Exchange Agreement, Mrs. Lytle agreed to exchange the 2022 Notes that she held in her IRA (representing an aggregate of $150,000 principal amount of 2022 Notes) for $375,000 principal amount of the Company’s 3.25% convertible senior notes due 2025. The Exchange Agreement was completed alongside exchanges with other holders of the 2022 Notes in connection with the closing of the Company’s registered underwritten public offering of $100,000,000 aggregate principal amount of 20205 Notes. Since the beginning of the Company’s fiscal year 2019, the Company paid Mrs. Lytle’s IRA $82,500 in interest with respect to the 2022 Notes, and no interest has been paid for or accrued on the 2025 Notes.

Except as described above, Mr. Lytle does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Mr. Lytle’s appointment to the Board was announced in a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

Mr. Lytle’s appointment to the Board was announced in a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated October 1, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: October 1, 2020	By:	/s/ Kurt E. Scheuerman
Name: Kurt E. Scheuerman
Title: Senior Vice President and General Counsel

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